EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1, of our report dated March 31, 2022, which includes an explanatory paragraph relating to Transcode Therapeutics, Inc.’s ability to continue as a going concern, relating to the financial statements of Transcode Therapeutics, Inc., which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
February 1, 2023